UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 14, 2010
MedAssets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia		30022

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 678-323-2500
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On September 14, 2010, MedAssets, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Broadlane Holdings, LLC, a Delaware limited liability company (“Broadlane LLC”), and Broadlane Intermediate Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Broadlane LLC (“Broadlane Holdings”).
     The Purchase Agreement contemplates a purchase by the Company of all of the issued and outstanding shares of capital stock (the “Shares”) of Broadlane Holdings (the “Acquisition”) from Broadlane LLC. Pursuant to the Purchase Agreement, the Company will pay an aggregate purchase price of approximately $850 million, of which $725 million is payable in cash upon the closing of the Acquisition (the “Initial Payment Amount”) and $125 million is payable in cash on or before January 4, 2012 (the “Deferred Payment Amount”), subject to adjustment and to certain limitations on such payment contemplated by the debt financing described below. The Deferred Payment Amount will be subject to mandatory prepayment upon the occurrence of certain events, including: (i) when the Company receives net cash proceeds from the incurrence by the Company of any indebtedness for borrowed money, not applied to the making of acquisitions permitted under the Purchase Agreement or to the refinancing of existing debt; (ii) following a “change of control” of the Company; and (iii) following the receipt of net cash proceeds from certain public or private offerings of capital stock by the Company resulting in net cash proceeds to the Company in excess of $200 million not applied to the making of acquisitions permitted under the Purchase Agreement and not otherwise required to be applied to the prepayment of the Company’s senior credit facilities. If all or a portion of the Deferred Payment Amount is not paid in cash on or prior to January 4, 2012 as a result of any failure to meet the conditions for payment specified in the debt financing described below, the Deferred Payment Amount will be converted to a subordinated promissory note (the “Note”) in an amount equal to the unpaid amount. In the event that the proceeds from the debt financing described below are insufficient to fund the Initial Payment Amount in full at closing, a portion of the Initial Payment Amount not to exceed $75 million (the “Reduction Amount”) may be required, if so requested by Broadlane LLC, to be satisfied by the issuance to Broadlane LLC of that number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) equal to the Reduction Amount divided by $18.44 (subject to adjustment for stock splits, stock dividends and similar events). In lieu of issuing such shares, the Company may elect to pay the Reduction Amount with other available cash on hand at closing.
     All or a portion of the principal amount of the Note, if issued, may, within 90 days of its issue, be converted into shares of Common Stock (the “Deferred Payment Shares”), subject to a limitation on the maximum number of Deferred Payment Shares that may be issued. The limitation provides that in no event shall the amount of Deferred Payment Shares exceed 12.5% of the Company’s outstanding Common Stock nor shall the holders of Deferred Payment Shares beneficially own more than 15% of the Company’s outstanding Common Stock, in each case as calculated on the date of issuance after giving effect to the issuance of the Deferred Payment Shares. The conversion price for the Deferred Payment Shares will be equal to 90% of the volume weighted average trading price of the Company’s Common Stock for the 15-consecutive trading day period immediately preceding the issue date. If issued and to the extent not previously converted into Deferred Payment Shares, the principal amount of the Note will be due and payable in cash on the date that is eight years and six months following the closing date of the Acquisition. The Note will initially bear interest at the rate of 13% per annum, increasing to 18% per annum on January 1, 2013 or earlier upon the occurrence of certain defaults or events of default. Interest will be payable quarterly in arrears in cash; provided, that, the Company may elect to make any interest payments in excess of 13% per annum, if any, in kind. It is expected that the terms of the Company’s senior credit facility will prohibit making such excess payments in cash. Subject to certain limitations on such payment contemplated by the debt financing described below, the Company will be required to make mandatory prepayments on the Note upon the occurrence of certain events, including: (i) when prepayment of the Company’s senior secured first-lien loan facilities is required on account of excess cash flow; (ii) when the Company receives net cash proceeds from the incurrence by the Company of any indebtedness for borrowed money not applied to the making of acquisitions permitted under the Note or to the refinancing of existing debt; (iii) when the Company has availability under the revolving credit facility not applied to the making of acquisitions permitted under the Note; (iv) when the Company receives certain net cash proceeds from the incurrence by the Company of any subordinated indebtedness incurred to refinance the Note; (v) following a “change of control” of the Company (as defined in the Note); and (vi) following the receipt of net cash proceeds from certain public or private offerings of capital stock by the Company resulting in net cash proceeds in excess of $200 million not applied to the making of acquisitions permitted under the Note and not otherwise required to be applied to the prepayment of the Company’s senior credit facilities.
     The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type regarding, among other things, Broadlane Holdings’ corporate organization and capitalization, the accuracy of financial statements supplied to the Company, the absence of certain changes or events relating to Broadlane Holdings and its subsidiaries since December 31, 2009 and compliance with certain regulatory matters. Similarly, Broadlane LLC makes representations and warranties regarding, among other things, its title to the Shares. Additionally, the Company makes representations and warranties regarding, among other things, its corporate organization and compliance with certain regulatory matters. The Purchase Agreement also contains post-closing indemnification obligations, subject to certain limitations contained therein. Subject to specified exceptions, claims for indemnification by the Company are generally offset against the Deferred Payment Amount or the Note, as applicable.

     The Company has made certain covenants in the Purchase Agreement, including agreeing to use its reasonable best efforts to obtain the debt financing described below to fund the Acquisition. The parties have also agreed to use their reasonable best efforts to obtain clearance under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), which includes the obligation of the Company to take certain actions so long as these actions would not reasonably be expected to cause a failure of the debt financing described below. In addition, Broadlane Holdings has made certain covenants in the Purchase Agreement, including agreeing to conduct, and to cause each of its subsidiaries to conduct, its business in the ordinary course between the execution of the Purchase Agreement and the closing of the Acquisition, and agreeing to use, and to cause each of its subsidiaries to use, its reasonable best efforts to assist the Company in connection with the arrangement of the debt financing for the Acquisition.
     Each party’s obligation to consummate the Acquisition is subject to various customary closing conditions, including, but not limited to, the expiration or termination of applicable waiting periods under the HSR Act and the absence of certain orders issued by courts or other governmental entities preventing the Acquisition. The obligation of the Company to consummate the Acquisition is also subject to the absence of a Company Material Adverse Effect (as defined in the Purchase Agreement). The closing of the Acquisition is not subject to receipt by the Company of the proceeds of the financing described below.
     The Purchase Agreement contains certain termination rights for Broadlane LLC and the Company, including the right of either party to terminate the Purchase Agreement if the Acquisition has not been consummated by January 13, 2011 (or, in the event of certain permissible extensions, February 11, 2011 or April 20, 2011) (as applicable, the “Termination Date”) other than as a result of a material breach by the terminating party in any manner that has proximately caused the failure to consummate the transactions contemplated by the Purchase Agreement on or before the Termination Date. If Broadlane LLC terminates (or is deemed to have terminated) the Purchase Agreement on or after the date which is five days following the date on which the closing should have occurred (and the conditions to the Company’s obligations under the Purchase Agreement have been or would have been satisfied at the time of termination), and the Company has been unable to obtain the debt financing, then the Company will be obligated to pay a termination fee of $70 million to Broadlane LLC. If, as of the Termination Date, the parties have failed to obtain clearance of the Acquisition under the HSR Act (and the conditions to the each party’s obligations under the Purchase Agreement (exclusive of those conditions relating to obtaining approval under the HSR Act) have been or would have been satisfied at the time of termination), the Company will be obligated to pay a termination fee of $35 million to Broadlane LLC. In no event shall both of the above-referenced termination fees be payable.
     The Purchase Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about Broadlane Holdings, Broadlane LLC or the Company. The Purchase Agreement contains representations and warranties that the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that Broadlane Holdings, Broadlane LLC and the Company have delivered in connection with signing the Purchase Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
     Concurrently, and in connection with entering into the Purchase Agreement, the Company entered into a debt commitment letter (the “Commitment Letter”) with Barclays Bank PLC, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC (collectively, the “Financing Sources”) pursuant to which, subject to the conditions set forth therein, the Financing Sources committed to provide to the Company with certain debt financing, the proceeds of which will be used to, among other things, finance the Acquisition and refinance the Company’s existing indebtedness. The Commitment Letter contemplates the Company obtaining $750 million in senior secured first-lien loan facilities and, if up to $360 million of senior notes are not issued by the Company on or prior to the closing date of the Acquisition, $360 million of senior unsecured increasing rate bridge loans under a senior unsecured bridge facility.

     The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Forward-Looking Statements
     This Current Report on Form 8-K contains certain “forward-looking statements” (as defined in Section 27A of the U.S. Securities Act of 1933, as amended and Section 21E of the U.S. Securities Exchange Act of 1934, as amended) that reflect our expectations regarding our future growth, results of operations, performance, business prospects and opportunities, completion of the Acquisition and the other transactions contemplated by the Purchase Agreement. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “estimates,” “projects,” “targets,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions have been used to identify these forward-looking statements, but are not the exclusive means of identifying these statements. For purposes of this Current Report on Form 8-K, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. These statements reflect our current beliefs and expectations and are based on information currently available to us. As such, no assurance can be given that our future growth, results of operations, performance, and business prospects and opportunities covered by such forward-looking statements will be achieved. We have no intention or obligation to update or revise these forward-looking statements to reflect new events, information or circumstances.

     A number of important factors could cause our actual results to differ materially from those indicated by such forward-looking statements, including, but not limited to, the ability of the parties to the Purchase Agreement to satisfy the conditions to closing specified in the Purchase Agreement and other factors that are more particularly described in the Company’s filings with the U.S. Securities and Exchange Commission, including those described under the heading “Risk Factors” in Part I, Item 1A and elsewhere in the Company’s Annual Report of Form 10-K.

Item 3.02	Unregistered Sales of Equity Securities.
     As described in Item 1.01 hereto, the Company, Broadlane LLC and Broadlane Holdings have entered into a Purchase Agreement pursuant to which the Company may, in certain situations, issue Common Stock to Broadlane LLC and/or to the holder of the Note. The information set forth in Item 1.01 with respect to the Purchase Agreement, the Note and the potential issuance of Common Stock is incorporated into this Item 3.02 by reference in its entirety.

Item 7.01	Regulation FD Disclosure.
     On September 14, 2010, the Company issued a press release announcing the execution of the Purchase Agreement, a copy of which is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
Exhibit
Number and Description

2.1	Stock Purchase Agreement, dated as of September 14, 2010, by and among the Company, Broadlane Intermediate Holdings, Inc. and Broadlane Holdings, LLC.

10.1	Commitment Letter from Barclays Bank PLC, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC, dated as of September 14, 2010.

99.1	Press release, dated September 14, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.
September 20, 2010	By:	/s/ L. Neil Hunn
	Name:	L. Neil Hunn

	Title:	Executive Vice President and Chief Financial Officer and President of Revenue Cycle Technology

Exhibit Index

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of September 14, 2010, by and among the Company, Broadlane Intermediate Holdings, Inc. and Broadlane Holdings, LLC.
10.1	Commitment Letter from Barclays Bank PLC, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC, dated as of September 14, 2010.
99.1	Press release, dated September 14, 2010.